As filed with the Securities and Exchange Commission October 18, 2019.

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement

Under

The Securities Act of 1933

RIVER FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

ALABAMA	46-1422125
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2611 Legends Drive

Prattville, Alabama 36066

(Address of Principal Executive Offices)

(Zip Code)

RIVER FINANCIAL 2015 INCENTIVE STOCK COMPENSATION PLAN

(Full Title of the Plans)

James M. Stubbs

President and Chief Executive Officer

River Financial Corporation

2611 Legends Drive

Prattville, Alabama 36066

(Name and Address of Agent for Service)

(334) 290-2700

(Telephone Number, including Area Code, of Agent for Service)

Copies to:

Michael D. Waters, Esq.

Jones Walker LLP

420 20th Street North, Suite 1100

Birmingham, Alabama 35203

Tel: (205) 244-5210

Fax: (205) 244-5410

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $1.00 per share	300,000	$21.61	$6,483,000	$841.49

(1)

Represents an additional 300,000 shares to be issued pursuant to an amendment to the Registrant’s 2015 Incentive Stock Compensation Plan approved by the Registrant’s shareholders in 2019 and set forth in Exhibit 3.1 to the Registrants’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed May 7, 2019. Pursuant to Rule 416(b), there shall also be deemed covered hereby any additional securities that may hereinafter be offered or issued to prevent dilution resulting from stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations and similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, based on the book value of the shares of Common Stock as of September 30, 2019, the latest practicable date. There is no active trading market for the shares being offered and shares are sporadically traded on the OTC Pink Open Market (RVFR). No shares of the Registrant’s Common Stock have been traded within the five business days prior to the filing date of this Registration Statement

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (the “Registration Statement”) is being filed to register 300,000 additional shares of River Financial Corporation’s (the “Registrant’s”) common stock, par value $1.00 per share (the “Common Stock”), for issuance under the Registrant’s 2015 Incentive Stock Compensation Plan, as amended (the “2015 Plan”). The contents of the Registrant’s Registration Statement on Form S-8 (Reg. No. 333-209352) filed with the Securities and Exchange Commission (the “Commission”) on February 3, 2016 are hereby incorporated by reference, as hereafter amended, into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed with the Commission by the Registrant are incorporated by reference in this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Commission on March 20, 2019.

2.	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the Commission on May 7, 2019.

3.	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the Commission on August 6, 2019.

4.	The Company’s Current Reports on Form 8-K and 8-K/A filed (and not furnished) with the Commission on January 11, 2019, April 25, 2019 and June 5, 2019.

All reports and other documents the Registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, but excluding any information furnished to, rather than filed with, the Commission, shall be deemed to be incorporated by reference herein and to be a part hereof from the date such reports or documents are filed. Information contained herein modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained herein or in earlier-dated documents incorporated by reference. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.	Exhibits

Exhibit Number	Description of Exhibit

4.1	Articles of Incorporation of River Financial Corporation, as amended, filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed May 7, 2019, and incorporated by reference herein.

4.2	Bylaws of River Financial Corporation, as amended, filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed March 28, 2016, and incorporated by reference herein.

4.3	River Financial 2015 Incentive Stock Compensation Plan, filed as Exhibit 10.10 to the Company’s Registration Statement on Form S-4 filed July 31, 2015, and the amendment thereto filed as Exhibit 10.1 to the Registrant Form 8-K filed April 25, 2019, and incorporated by reference herein.

5.1*	Opinion of Jones Walker LLP

23.1*	Consent of Mauldin & Jenkins, LLC

23.2*	Consent of Jones Walker LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (set forth on the signature page of this Registration Statement).

*	Filed herewith.

SIGNATURES

The Registrant.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Prattville, State of Alabama, on October 18, 2019.

RIVER FINANCIAL CORPORATION

By:	/s/ James M. Stubbs
James M. Stubbs
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James M. Stubbs and Kenneth H. Givens, and each or either one of them, as his true and lawfully attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file with the Commission (or any other governmental or regulatory authority), any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and any subsequent registration statements relating to the offering to which this Registration Statement relates, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and on the date set forth below.

/s/ James M. Stubbs	CEO and Director	*
James M. Stubbs	(Principal Executive Officer)

/s/ Kenneth H. Givens	Chief Financial Officer	*
Kenneth H. Givens	(Principal Financial and Accounting Officer)

/s/ Larry Puckett	Director and Chairman of the Board	*
Larry Puckett

/s/ Ray Smith	Director and President	*
Ray Smith

/s/ Murray Neighbors	Director and Vice Chairman of the Board	*
Murray Neighbors

/s/ Jim L. Ridling	Director	*
Jim L. Ridling

/s/ Vernon B. Taylor	Director	*
Vernon B. Taylor

/s/ John A. Freeman	Director	*
John A. Freeman

/s/ Charles Moore	Director	*
Charles Moore

/s/ Charles Herron	Director	*
Charles Herron

*	October 18, 2019